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Exhibit 10.11

SECOND AMENDMENT

        SECOND AMENDMENT, dated as of January 22, 2003 (this "Second Amendment"), representing an amendment to the Credit Agreement, dated as of July 16, 2002, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the "Borrower" or "CHS"), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation ("Parent"), the several lenders from time to time parties thereto (the "Lenders"), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agent (in such capacity, the "Documentation Agent") and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

WITNESSETH:

        WHEREAS, the Borrower, Parent, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Lenders are parties to the Credit Agreement;

        WHEREAS, the Borrower and Parent have requested that the Administrative Agent and the Required Lenders agree to amend certain provisions of the Credit Agreement; and

        WHEREAS, the Administrative Agent and the Lenders parties hereto are willing to agree to the requested amendments, but only upon the terms and conditions set forth herein;

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

        1.    Defined Terms.    Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

        2.    Amendment to Subsection 8.9 (Limitations on Dividends).    Subsection 8.9 of the Credit Agreement is hereby amended by deleting paragraph (c) of such subsection in its entirety and substituting, in lieu thereof, the following:

  "(c)
  so long as no Default or Event of Default has occurred or would occur after giving effect to such declaration or payment, the Borrower may, from time to time, declare and pay cash dividends or make other distributions to Parent on the common stock of the Borrower; provided that the proceeds of such dividends shall be used within 30 days of the receipt of such dividends by Parent to repurchase Parent stock and, provided further, that the amount of such cash dividends and other distributions paid or made from and after the Closing Date does not exceed in the aggregate $100,000,000 plus (to the extent not previously used) the net cash proceeds received by the Borrower in respect of any Employee Issuances after the Closing Date; and"

        3.    Conditions to Effectiveness of this Second Amendment.    This Second Amendment shall become effective, on and as of the date hereof (the "Second Amendment Effective Date"), upon receipt by the Administrative Agent (1) of counterparts of this Second Amendment duly executed by each of the Borrower, Parent and the Administrative Agent and consented to by the Required Lenders and (2) for the benefit of each Lender consenting to this Amendment on or before 5:00 p.m., New York City time, January 22, 2003, a fee equal to 0.02% of the sum of its Revolving Credit Commitments and Term Loans on the Second Amendment Effective Date.

        4.    Representations and Warranties.    On and as of the date hereof and after giving effect to this Second Amendment, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 5 of the Credit Agreement mutatismutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as amended pursuant to this Amendment and the First Amendment, dated October 25, 2002.

        5.    Continuing Effect; No Other Amendments.    Except as expressly set forth in this Second Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent's or the Lenders' willingness to amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or purpose.

        6.    Expenses.    The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this Second Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

        7.    Counterparts.    This Second Amendment may be executed by one or more of the parties to this Second Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Second Amendment signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent. The execution and delivery of this Second Amendment by any Lender shall be binding upon each of its successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

        8.    GOVERNING LAW.    THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:
Name: Title:

COMMUNITY HEALTH SYSTEMS, INC.

By:
Name: Title:

JPMORGAN CHASE BANK, as Administrative Agent and Issuing Lender

By:
Name: Title:

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WITNESSETH